EXHIBIT 23.2

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Goodness Growth Holdings, Inc. of our report dated April 1, 2024, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Goodness Growth Holdings, Inc. for the year ended December 31, 2023.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants

April 2, 2024